UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 12, 2025

Better Home & Finance Holding Company
(Exact name of registrant as specified in its charter)

Delaware	001-40143	93-3029990
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 World Trade Center
285 Fulton St., 80th Floor Suite A
New York,	NY	10007
(Address of principal executive offices) (Zip Code)
(415) 523-8837
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BETR	The Nasdaq Stock Market LLC
Warrants exercisable for one share of Class A common stock at an exercise price of $575	BETRW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.
On April 12, 2025, Better Home & Finance Holding Company (the “Company”) entered into a privately negotiated Exchange Agreement (the “Note Exchange Agreement”) with SB Northstar LP(the “Investor”), pursuant to which the Company and the Investor agreed to exchange (the “Exchange”) all of the $533.9 million total aggregate principal amount outstanding of the Company’s existing 1.00% Senior Subordinated Convertible Notes due 2028 (the “Existing Notes”) held by the Investor for (i) $155,000,000 in aggregate principal amount of new 6.00% Senior Secured Notes due 2028 (the “New Notes”), and (ii) a cash payment of $110,000,000 (the “Cash Payment”). The Note Exchange Agreement contains representations, warranties and covenants customary for transactions of this type and described in greater detail in the Note Exchange Agreement. The Company will not receive any cash proceeds in connection with the Exchange. The Existing Notes will be delivered to the Company, which the Company then intends to cancel, following which the Company intends to satisfy and discharge the indenture governing the Existing Notes, dated as of August 22, 2023, by and between the Company, as issuer, and GLAS Trust Company LLC, as trustee.
Pursuant to the Note Exchange Agreement, the Company granted the Investor, conditioned on closing of the Exchange, a non-transferrable right to designate one non-voting board observer from June 1, 2025, for so long as the Investor and affiliates of the Investor continue to hold, in the aggregate, either (i) at least 25% of the initial aggregate principal amount of the New Notes or (ii) at least 12% of the sum of the outstanding shares of the Company’s Class A Common Stock, Class B Common Stock and Class C Common Stock, calculated on a fully diluted basis. Subject to certain exceptions (including due to conflicts of interest), the board observer will be entitled to attend all regular meetings of the Company’s board of directors and the standing committees thereof and receive all information provided to the members of the board or standing committee in anticipation of or at such meetings. Any individual’s service as the board observer is conditioned on such individual’s execution of a confidentiality agreement with the Company that preserves the confidentiality of the Company’s information and board discussions.
The Exchange is expected to close on or about April 28, 2025 (the “Closing Date”), subject to certain conditions, including (i) the execution of certain termination agreements by and between the Investor (or its affiliate) and Vishal Garg, the Chief Executive Officer of the Company, (ii) the execution of a mutual release agreement by and among the Company, the Investor and Novator Capital Sponsor Ltd, and (iii) other customary closing conditions.
New Notes Indenture
The New Notes will be issued pursuant to an indenture (the “New Notes Indenture”), to be dated as of the Closing Date, by and between the Company and GLAS Trust Company LLC, as trustee and notes collateral agent (the “Trustee”). The New Notes will represent the Company’s senior secured obligations, and will be secured by substantially all of the Company’s and its material domestic subsidiaries’ assets. The News Notes will be (i) senior in right of payment to the Company’s existing and future senior, unsecured indebtedness to the extent of the value of the collateral; and (ii) senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated to the New Notes.
Interest on the New Notes will be payable, at the Company’s election, in cash or by payment-in-kind by issuing additional notes in an aggregate principal amount equal to the relevant amount of interest paid in kind. The New Notes will accrue interest at a rate of 6.00% per annum, payable semi-annually in arrears on June 30 and December 31 of each year, with the initial payment on June 30, 2025. The New Notes will mature on December 31, 2028.
The New Notes will be redeemable, in whole and not in part, at the Company’s option at any time prior to December 31, 2028, at a cash redemption price equal to 106.00% of the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, with an amount not exceeding the net cash proceeds of one or more “Equity Offerings” (as defined in the New Notes Indenture); provided that at least 60% of the aggregate principal amount of the New Notes remains outstanding immediately after the redemption and the redemption occurs within 150 days of the date of the closing of each such Equity Offering. Additionally, prior to December 31, 2028, the Company will be able to redeem all or part of the New Notes at a redemption price equal to the sum of 108% of the principal amount of the New Notes to be redeemed, plus the “Make Whole Premium” (as defined in the New Notes Indenture) at the redemption date, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. If certain corporate events that constitute a “Change of Control Triggering Event” (as defined in the New Notes Indenture) occur, then noteholders may require the Company to repurchase all or any part of their New Notes at a cash repurchase price equal to 101% of the aggregate principal amount of the New Notes to be repurchased, plus accrued and unpaid interest, if any, to the date of settlement. The definition of Change of Control Triggering Event includes certain business combination transactions involving the Company.
The New Notes Indenture will contain covenants restricting the Company’s ability to incur indebtedness, incur liens, make restricted payments, make asset sales and engage in transactions with affiliates, subject to certain baskets. The New Notes Indenture will require the Company to add future assets to the collateral under the Security Agreement (as defined below) and to add future subsidiaries as guarantors under the New Notes Indenture.
The New Notes will have a customary provision relating to the occurrence of “Events of Default” (as defined in the New Notes Indenture), which will include the following: (i) certain payment defaults on the New Notes (which, in the case of a default in the payment of interest on the New Notes, will be subject to a 30-day cure period); (ii) the Company’s failure to send certain notices under the New Notes Indenture within specified periods of time; (iii) the Company’s failure to comply with certain covenants in the New Notes Indenture relating to the Company’s ability to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person, within 30 days after notice is given in accordance with the New Notes Indenture; (iv) a default by the Company in its other obligations or agreements under the New Notes Indenture or the New Notes if such default is not cured or waived within 60 days after notice is given in accordance with the New Notes Indenture; (v) certain defaults by the Company or any of its subsidiaries with respect to indebtedness for borrowed money of at least $85,000,000 and 10% of the Company’s “Consolidated Total Assets” (as defined in the New Notes Indenture); (vi) the rendering of certain judgments against the Company or any of its subsidiaries for the payment of the greater of at least $85,000,000 and 10% of the Company’s Consolidated Total Assets, where such judgments are not discharged or stayed within 60 days after the date on which the right to appeal has expired or on which all rights to appeal have been extinguished; and (vii) certain events of bankruptcy, insolvency and reorganization involving the Company or any of the Company’s significant subsidiaries.
If an Event of Default involving bankruptcy, insolvency or reorganization events with respect to the Company (and not solely with respect to a significant subsidiary of the Company) occurs, then the principal amount of, and all accrued and unpaid interest on, all of the New Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then, the Trustee, by notice to the Company, or noteholders of at least 25% of the aggregate principal amount of New Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the New Notes then outstanding to become due and payable immediately.
On the Closing Date, the Company and GLAS Trust Company LLC, as collateral agent, will also execute a security agreement (the “Security Agreement”), pursuant to which the Company and certain of its subsidiaries from time to time party thereto will grant the Collateral Agent a security interest in substantially all of their assets, including but not limited to certain accounts, equipment, fixtures and intellectual property, in order to secure the payment and performance of the Company’s obligations under the New Notes Indenture.
The New Notes will be issued in a private placement transaction exempt from registration under the Securities Act of 1933, as amended, and the rules and regulations thereunder.
A copy of the form of Note Exchange Agreement, which includes the form of New Notes Indenture as an exhibit, is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description of the Note Exchange Agreement is qualified in its entirety by reference thereto. The foregoing descriptions of the New Notes Indenture does not purport to be complete and is qualified in its entirety by reference to the complete terms of the final New Notes Indenture, which, following the closing of the Exchange, will be filed as an exhibit to a future filing by the Company with the U.S. Securities and Exchange Commission (the “SEC”).

Item 7.01         Regulation FD Disclosure.
On April 14, 2025, the Company issued a press release announcing the Exchange. The full text of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
This information contained in this Item 7.01 of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 are being furnished to the SEC and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.
Forward-Looking Statements
This Current Report on Form 8-K includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including the expected closing and closing date of the Exchange. Each forward-looking statement contained in this Current Report on Form 8-K is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the timing of the proposed Exchange; the ability to satisfy closing conditions to the completion of the proposed Exchange; the Company’s ability to achieve the anticipated benefits from the proposed Exchange; other risks related to the completion of the proposed Exchange and actions related thereto; and the risks identified under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC, as well as the other information filed by the Company with the SEC. We caution investors not to place considerable reliance on the forward-looking statements contained in this presentation. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this presentation speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.
Item 9.01         Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit	Description
10.1*	Note Exchange Agreement, dated April 12, 2025, between the Company and SB Northstar LP.
99.1	Press Release, dated April 14, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL)
*Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will provide a copy of such omitted materials to the Securities and Exchange Commission or its staff upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BETTER HOME & FINANCE HOLDING COMPANY

Date: April 14, 2025	By:	/s/ Kevin Ryan
	Name:	Kevin Ryan
	Title:	Chief Financial Officer